Exhibit 99.1

Myers Industries Reports 2018 Third Quarter Results

Strong cash flow generation continues; strategic actions to improve Distribution Segment underway

November 6, 2018, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets, today announced results for the third quarter ended September 30, 2018.

Third Quarter 2018 Business Highlights

•	GAAP net loss per diluted share from continuing operations of $0.60, compared to net income per diluted share from continuing operations of $0.10 in the third quarter of 2017

•	Adjusted net income per diluted share from continuing operations of $0.15, compared to $0.10 in the third quarter of 2017

•	Net sales were roughly flat compared to the third quarter of 2017

•	Gross profit margin of 31.1% compared to 29.0% in the third quarter of 2017

•	Generated cash from continuing operations of $13.9 million and free cash flow of $12.7 million

•

The Company recognized $33.3 million of charges related to the 2015 sale of the Company’s Lawn and Garden business - a non-cash, pre-tax charge of $23 million for a promissory note as well as a pre-tax charge of $10.3 million for a potential obligation under a lease guarantee

•	The Company expects that net sales for fiscal year 2018 will be flat to up low-single-digits compared to 2017

“Our third quarter financial performance reflects the seasonality we typically experience in the second half of the year. However, as indicated in our release issued on October 4, 2018, our results were further impacted by a slowdown in the RV market and lower-than-expected sales in the Distribution Segment. Despite this, we were able to deliver strong free cash flow in the quarter of $12.7 million and 18 percent growth in adjusted operating income year-over-year,” said Dave Banyard, President and Chief Executive Officer of Myers Industries.

“As a result of the continued performance challenges in our Distribution Segment, we have begun implementing actions designed to reduce costs and improve the long-term performance of the segment,” added Mr. Banyard. “These actions are focused on increasing sales and contribution margins through broad organizational change within the segment, including adjusting our go-to-market strategy, rationalizing our product offering, and streamlining our supply chain and logistics. These actions are our top priority as we execute our long-term strategy focused on niche markets, flexible operations and strategic M&A.”

	Quarter Ended September 30,			Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2018	2017	% Inc (Dec)	2018	2017	% Inc (Dec)
Net sales	$135,219	$135,113	0.1%	$428,347	$406,937	5.3%
Gross profit	$42,091	$39,143	7.5%	$137,197	$119,196	15.1%
Gross profit margin	31.1%	29.0%		32.0%	29.3%
Operating income (loss)	$(25,839)	$6,801	(479.9)%	$(706)	$20,885	(103.4)%
Income from continuing operations:
Income (loss)	$(21,137)	$3,083	(785.6)%	$(4,774)	$9,023	(152.9)%
Income (loss) per diluted share	$(0.60)	$0.10	(700.0)%	$(0.15)	$0.30	(150.0)%

Operating income (loss) as adjusted(1)	$7,893	$6,687	18.0%	$32,773	$25,826	26.9%
Income from continuing operations as adjusted(1):
Income (loss)	$5,258	$3,103	69.4%	$21,704	$12,799	69.6%
Income (loss) per diluted share	$0.15	$0.10	50.0%	$0.65	$0.42	54.8%
EBITDA as adjusted	$14,157	$13,383	5.8%	$52,136	$47,775	9.1%

(1)	Detail regarding the adjusted charges is provided on the Reconciliations of Non-GAAP Financial Measures included in this release.

The Company reported net sales of $135.2 million, roughly flat compared to the third quarter of 2017. Increased sales in the Company’s industrial and vehicle end markets were offset by declines in the consumer, auto aftermarket and food and beverage end markets. Sales in the vehicle end market were up year-over-year despite a double-digit decline in sales to the recreational vehicle market. Gross profit margin increased to 31.1%, primarily due to pricing actions and savings from last year’s restructuring initiatives, partially offset by higher-than-expected factory costs driven by increased maintenance and repair activity. Selling, general and administrative expenses decreased $0.7 million year-over-year to $34.4 million, with the decrease in expenses primarily attributable to lower incentive compensation and benefit costs, partially offset by higher R&D costs due to a new product launch in the Company’s consumer market.

Segment Results

Net sales in the Material Handling Segment increased by 2.6% (or 3.2% excluding currency fluctuation) compared to the third quarter of 2017. The increase in net sales was primarily due to increased volume in the segment’s industrial and vehicle end markets, partially offset by declines in the consumer and food and beverage end markets. Increased sales to automotive and marine customers in the segment’s vehicle end market more than offset a decline in sales to the recreational vehicle market. The segment’s adjusted EBITDA margin was 17.5% compared to 16.5% in the third quarter of 2017. The increase in adjusted EBITDA margin was primarily the result of pricing actions and the benefit of restructuring actions taken in 2017, partially offset by higher-than-expected factory and R&D costs.

Net sales in the Distribution Segment declined by 6.1% compared to the third quarter of 2017. The decline was primarily due to lower equipment and international sales at Myers Tire Supply. The segment’s adjusted EBITDA margin was 7.6% compared to 8.7% in the third quarter of 2017. The decline was primarily due to the lower sales volume, which was partially offset by gross margin expansion driven by a favorable mix of consumables versus equipment.

Charges Related to HC Companies Promissory Notes and Lease

In February 2015, the Company sold its Lawn and Garden business to an entity controlled by Wingate Partners V, L.P. The terms of the transaction included promissory notes totaling $20 million (the notes) that mature in August 2020. The carrying value of the notes and corresponding accrued interest as of September 30, 2018 was approximately $23 million. Additionally, the Company is a guarantor for one of the entity’s facility leases expiring in 2025. Remaining rent payments under the lease total $14 million.

During the third quarter of 2018, management of the Lawn and Garden business, now named HC Companies, Inc., requested an extension to the maturity of the notes as part of an effort to restructure their debt. The Company believes there is uncertainty about the ability to collect on the notes. As a result, the Company recognized a non-cash, pre-tax charge of $23 million in the third quarter of 2018 with respect to the notes. The Company estimates that the potential obligation under the lease guarantee will be in the range of $10 to $14 million. As a result, the Company recognized a pre-tax charge of $10.3 million during the third quarter of 2018 with respect to the lease guarantee.

Strategic Actions for the Distribution Segment

The Company began implementing additional sales performance improvement and cost reduction actions within its Distribution Segment during the fourth quarter of 2018. These actions include investments to strengthen the segment’s go-to-market strategy and broaden existing e-commerce capabilities. The Company is also evaluating opportunities to rationalize its product portfolio and reduce freight and distribution costs, as well as other ancillary and fixed costs. As a result, the Company expects to incur costs of approximately $1.5 million during the fourth quarter of 2018 to assist with execution of the actions.

2018 Outlook

For fiscal year 2018, the Company anticipates that total revenue will be flat to up low-single-digits on a constant currency basis compared to the prior year. The Company expects capital expenditures to be in the range of $6 million to $8 million. Net interest expense is forecasted to be between $4 million and $6 million. Depreciation and amortization is forecasted to be approximately $26 million. The Tax Cuts and Jobs Act will benefit the Company through a decrease in its effective tax rate, which is expected to be approximately 25% compared to approximately 36% in 2017.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Tuesday, November 6, at 8:30 a.m. ET. The call is anticipated to last approximately one hour and may be accessed by dialing: (US) 833-233-3452 or (Int’l) 647-689-4129. The Conference ID # is 7896135. Callers are asked to sign on at least five minutes in advance. The live webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 800-585-8367 or (Int’l) 416-621-4642. The Conference ID # is 7896135.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted net income per diluted share from continuing operations, income from continuing operations as adjusted, adjusted income per diluted share from continuing operations, operating income as adjusted, adjusted operating income, adjusted EPS, adjusted EBITDA and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and under vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact:

Monica Vinay, Vice President, Investor Relations & Treasurer

(330) 761-6212

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net sales	$135,219	$135,113	$428,347	$406,937
Cost of sales	93,128	95,970	291,150	287,741

Gross profit	42,091	39,143	137,197	119,196
Selling, general and administrative expenses	34,381	35,107	104,360	101,779
(Gain) loss on disposal of fixed assets	218	(2,765)	(96)	(4,012)
Impairment charges	—	—	308	544
Other expenses	33,331	—	33,331	—

Operating income (loss)	(25,839)	6,801	(706)	20,885
Interest expense, net	883	1,838	3,835	5,828

Income (loss) from continuing operations before income taxes	(26,722)	4,963	(4,541)	15,057
Income tax expense (benefit)	(5,585)	1,880	233	6,034

Income (loss) from continuing operations	(21,137)	3,083	(4,774)	9,023
Income (loss) from discontinued operations, net of income taxes	(2)	174	(913)	(659)

Net income (loss)	$(21,139)	$3,257	$(5,687)	$8,364

Income (loss) per common share from continuing operations:
Basic	$(0.60)	$0.10	$(0.15)	$0.30
Diluted	$(0.60)	$0.10	$(0.15)	$0.30
Income (loss) per common share from discontinued operations:
Basic	$—	$0.01	$(0.02)	$(0.02)
Diluted	$—	$0.01	$(0.02)	$(0.02)
Net income (loss) per common share:
Basic	$(0.60)	$0.11	$(0.17)	$0.28
Diluted	$(0.60)	$0.11	$(0.17)	$0.28
Weighted average common shares outstanding:
Basic	35,229,171	30,266,838	32,783,853	30,149,818
Diluted	35,677,409	30,651,943	33,247,459	30,524,161

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Net sales
Material Handling	$97,682	$95,192	2.6%	$317,621	$289,700	9.6%
Distribution	37,557	40,004	(6.1)%	110,815	117,836	(6.0)%
Inter-company Sales	(20)	(83)	—	(89)	(599)	—

Total	$135,219	$135,113	0.1%	$428,347	$406,937	5.3%

Operating income (loss)
Material Handling	$10,812	$10,015	8.0%	$44,865	$30,675	46.3%
Distribution	2,546	3,179	(19.9)%	7,070	7,742	(8.7)%
Corporate	(39,197)	(6,393)	—	(52,641)	(17,532)	—

Total	$(25,839)	$6,801	(479.9)%	$(706)	$20,885	(103.4)%

Operating income (loss) as adjusted
Material Handling	$11,213	$9,575	17.1%	$45,370	$35,290	28.6%
Distribution	2,546	3,179	(19.9)%	6,405	7,742	(17.3)%
Corporate	(5,866)	(6,067)	—	(19,002)	(17,206)	—

Total	$7,893	$6,687	18.0%	$32,773	$25,826	26.9%

Operating income margin as adjusted
Material Handling	11.5%	10.1%		14.3%	12.2%
Distribution	6.8%	7.9%		5.8%	6.6%
Corporate	n/a	n/a		n/a	n/a

Total	5.8%	4.9%		7.7%	6.3%

EBITDA as adjusted
Material Handling	$17,107	$15,732	8.7%	$63,499	$55,447	14.5%
Distribution	2,845	$3,490	(18.5)%	7,314	8,608	(15.0)%
Corporate	(5,795)	$(5,839)	—	(18,677)	(16,280)	—

Total	$14,157	$13,383	5.8%	$52,136	$47,775	9.1%

EBITDA margin as adjusted
Material Handling	17.5%	16.5%		20.0%	19.1%
Distribution	7.6%	8.7%		6.6%	7.3%
Corporate	n/a	n/a		n/a	n/a

Total	10.5%	9.9%		12.2%	11.7%

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	September 30, 2018	December 31, 2017
Assets
Current Assets
Cash	$46,505	$2,520
Restricted cash	—	8,659
Accounts receivable, net	69,250	76,509
Income tax receivable	7,043	12,954
Inventories	44,310	47,166
Other	3,050	2,204

Total Current Assets	170,158	150,012
Other assets	98,284	122,026
Property, plant, & equipment, net	73,011	83,904

Total Assets	$341,453	$355,942

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$51,375	$63,581
Accrued expenses	34,862	35,072

Total Current Liabilities	86,237	98,653
Long-term debt, net	76,693	151,036
Other liabilities	19,264	8,236
Deferred income taxes	202	4,265
Total Shareholders’ Equity	159,057	93,752

Total Liabilities & Shareholders’ Equity	$341,453	$355,942

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash Flows From Operating Activities
Net income (loss)	$(5,687)	$8,364
Income (loss) from discontinued operations, net of income taxes	(913)	(659)

Income (loss) from continuing operations	(4,774)	9,023
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities
Depreciation	13,329	15,226
Amortization	6,455	6,722
Accelerated depreciation associated with restructuring activities	16	2,018
Non-cash stock-based compensation expense	3,532	2,873
(Gain) loss on disposal of fixed assets	(96)	(4,012)
Provision for loss on note receivable	23,008	—
Impairment charges	308	544
Deferred taxes	(7,666)	101
Interest income received (accrued) on note receivable	(361)	(999)
Other	211	39
Payments on performance based compensation	(1,249)	(1,010)
Other long-term liabilities	10,010	(102)
Cash flows provided by (used for) working capital
Accounts receivable	7,890	(5,820)
Inventories	2,708	(1,608)
Prepaid expenses and other current assets	(853)	1,639
Accounts payable and accrued expenses	(11,347)	15,650

Net cash provided by (used for) operating activities - continuing operations	41,121	40,284
Net cash provided by (used for) operating activities - discontinued operations	858	(4,158)

Net cash provided by (used for) operating activities	41,979	36,126

Cash Flows From Investing Activities
Capital expenditures	(3,560)	(5,109)
Proceeds from sale of property, plant and equipment	2,633	7,925

Net cash provided by (used for) investing activities - continuing operations	(927)	2,816
Net cash provided by (used for) investing activities - discontinued operations	—	131

Net cash provided by (used for) investing activities	(927)	2,947

Cash Flows From Financing Activities
Net borrowing (repayments) on credit facility	(74,557)	(31,397)
Cash dividends paid	(13,039)	(12,230)
Proceeds from issuance of common stock	2,825	2,524
Proceeds from public offering of common stock, net of equity issuance costs	79,522	—
Shares withheld for employee taxes on equity awards	(446)	(273)
Deferred financing costs	—	(1,030)

Net cash provided by (used for) financing activities - continuing operations	(5,695)	(42,406)
Net cash provided by (used for) financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	(5,695)	(42,406)

Foreign exchange rate effect on cash	(31)	(28)
Less: Net increase (decrease) in cash classified within discontinued operations	—	(3,890)

Net increase (decrease) in cash, cash equivalents, and restricted cash	35,326	529
Cash, cash equivalents, and restricted cash at January 1	11,179	11,039

Cash, cash equivalents, and restricted cash at September 30	$46,505	$11,568

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30, 2018
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$97,682	$37,557	$135,239	$(20)	$135,219
GAAP Gross profit			42,091	—	42,091
Add: Restructuring expenses and other adjustments			286	—	286

Gross profit as adjusted			42,377	—	42,377
Gross profit margin as adjusted			31.3%	n/a	31.3%

GAAP Operating income (loss)	10,812	2,546	13,358	(39,197)	(25,839)
Add: Restructuring expenses and other adjustments(1)	401	—	401	—	401
Add: Provision for loss on note receivable	—	—	—	23,008	23,008
Add: Lease guarantee	—	—	—	10,323	10,323

Operating income (loss) as adjusted	11,213	2,546	13,759	(5,866)	7,893
Operating income margin as adjusted	11.5%	6.8%	10.2%	n/a	5.8%

Add: Depreciation and amortization	5,960	299	6,259	71	6,330
Less: Depreciation adjustments	(66)	—	(66)	—	(66)

EBITDA as adjusted	$17,107	$2,845	$19,952	$(5,795)	$14,157
EBITDA margin as adjusted	17.5%	7.6%	14.8%	n/a	10.5%

(1)	Includes gross profit adjustments of $286 and SG&A adjustments of $115

	Quarter Ended September 30, 2017
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$95,192	$40,004	$135,196	$(83)	$135,113

GAAP Gross profit			39,143	—	39,143
Add: Restructuring expenses and other adjustments			1,965	—	1,965

Gross profit as adjusted			41,108	—	41,108
Gross profit margin as adjusted			30.4%	n/a	30.4%

GAAP Operating income (loss)	10,015	3,179	13,194	(6,393)	6,801
Add: Restructuring expenses and other adjustments(1)	2,404	—	2,404	326	2,730
Less: Gain on sale of assets	(2,844)	—	(2,844)	—	(2,844)

Operating income (loss) as adjusted	9,575	3,179	12,754	(6,067)	6,687
Operating income margin as adjusted	10.1%	7.9%	9.4%	n/a	4.9%

Add: Depreciation and amortization	6,245	311	6,556	228	6,784
Less: Depreciation adjustments	(88)	—	(88)	—	(88)

EBITDA as adjusted	$15,732	$3,490	$19,222	$(5,839)	$13,383
EBITDA margin as adjusted	16.5%	8.7%	14.2%	n/a	9.9%

(1)	Includes gross profit adjustments of $1,965 and SG&A adjustments of $765

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended September 30, 2018
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$317,621	$110,815	$428,436	$(89)	$428,347

GAAP Gross profit			137,197	—	137,197
Add: Restructuring expenses and other adjustments			575	—	575

Gross profit as adjusted			137,772	—	137,772
Gross profit margin as adjusted			32.2%	n/a	32.2%

GAAP Operating income (loss)	44,865	7,070	51,935	(52,641)	(706)
Add: Restructuring expenses and other adjustments(1)	713	—	713	—	713
Add: Provision for loss on note receivable	—	—	—	23,008	23,008
Add: Lease guarantee	—	—	—	10,323	10,323
Add: Asset impairment	—	—	—	308	308
Less: Gain on sale of assets	(208)	(665)	(873)	—	(873)

Operating income (loss) as adjusted	45,370	6,405	51,775	(19,002)	32,773
Operating income margin as adjusted	14.3%	5.8%	12.1%	n/a	7.7%

Add: Depreciation and amortization	18,276	909	19,185	325	19,510
Less: Depreciation adjustments	(147)	—	(147)	—	(147)

EBITDA as adjusted	$63,499	$7,314	$70,813	$(18,677)	$52,136
EBITDA margin as adjusted	20.0%	6.6%	16.5%	n/a	12.2%

(1)	Includes gross profit adjustments of $575 and SG&A adjustments of $138

	Nine Months Ended September 30, 2017
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$289,700	$117,836	$407,536	$(599)	$406,937

GAAP Gross profit			119,196	—	119,196
Add: Restructuring expenses and other adjustments			7,079	—	7,079

Gross profit as adjusted			126,275	—	126,275
Gross profit margin as adjusted			31.0%	n/a	31.0%

GAAP Operating income (loss)	30,675	7,742	38,417	(17,532)	20,885
Add: Restructuring expenses and other adjustments(1)	8,158	—	8,158	326	8,484
Add: Asset impairment	544	—	544	—	544
Less: Gain on sale of assets	(4,087)	—	(4,087)	—	(4,087)

Operating income (loss) as adjusted	35,290	7,742	43,032	(17,206)	25,826
Operating income margin as adjusted	12.2%	6.6%	10.6%	n/a	6.3%

Add: Depreciation and amortization	22,174	866	23,040	926	23,966
Less: Depreciation adjustments	(2,017)	—	(2,017)	—	(2,017)

EBITDA as adjusted	$55,447	$8,608	$64,055	$(16,280)	$47,775
EBITDA margin as adjusted	19.1%	7.3%	15.7%	n/a	11.7%

(1)	Includes gross profit adjustments of $7,079 and SG&A adjustments of $1,405

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME AND EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP Operating income (loss)	$(25,839)	$6,801	$(706)	$20,885
Add: Restructuring expenses and other adjustments	401	2,730	713	8,484
Add: Charges related to 2015 sale of Lawn & Garden business(1)	33,331	—	33,331	—
Add: Asset impairments	—	—	308	544
Less: Gain on sale of assets	—	(2,844)	(873)	(4,087)

Operating income (loss) as adjusted	7,893	6,687	32,773	25,826
Less: Interest expense, net	(883)	(1,838)	(3,835)	(5,828)

Income (loss) before taxes as adjusted	7,010	4,849	28,938	19,998
Less: Income tax expense(2)	(1,752)	(1,746)	(7,234)	(7,199)

Income (loss) from continuing operations as adjusted	$5,258	$3,103	$21,704	$12,799
Adjusted earnings (loss) per diluted share from continuing operations	$0.15	$0.10	$0.65	$0.42

(1)	Includes $23,008 for provision for loss on note receivable and $10,323 for lease guarantee
(2)	Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2018 was 25% and in 2017 was 36%

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES—CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	YTD		YTD		QTD
	September 30, 2018		June 30, 2018		September 30, 2018
Net cash provided by (used for) operating activities - continuing operations	$41,121	–	$27,223	=	$13,898
Capital expenditures	(3,560)	–	(2,318)	=	(1,242)

Free cash flow	$37,561	–	$24,905	=	$12,656